Exhibit 10.1

January 5, 2021

Blackstone Capital Partners VI LP.

Blackstone Family Investment Partnership VI - ESC L.P.

Blackstone Family Investment Partnership VI L.P.

Blackstone Eagle Principal Transaction Partners L.P.

Blackstone Capital Partners VI ITR LP

Blackstone Eagle Principal Transaction Partners ITR L.P

Beagle Parent LLC

345 Park Avenue,

New York, NY 10154

Attention: Neil Simpkins

Re:	Certain Tax Receivable Agreements Acknowledgment and Termination Agreement

Reference is made to (i) the Tax Receivable Agreement, dated as of February 28, 2017, by and among Change Healthcare Inc. (“Change Healthcare”), HCIT Holdings, Inc., Change Healthcare LLC and the other parties named therein (the “2017 TRA”), (ii) the Amended and Restated Tax Receivable Agreement (Exchanges), dated as of November 2, 2011, by and among Emdeon Inc., H&F ITR Holdco, L.P., Beagle Parent LLC and GA-H&F ITR Holdco, L.P, and (iii) the Amended and Restated Tax Receivable Agreement (Reorganizations), dated as of November 2, 2011, by and among Emdeon Inc., H&F ITR Holdco, L.P., Beagle Parent LLC and GA-H&F ITR Holdco, L.P. ((ii) and (iii) together, the “2011 TRAs”, and together with the 2017 TRA, the “Applicable TRAs”). Capitalized terms that are not defined herein have the meanings ascribed to such terms in the Applicable TRAs.

On January 5, 2021, Change Healthcare, UnitedHealth Group Incorporated (“UnitedHealth”) and Cambridge Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of UnitedHealth (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”, as the same may be amended, supplemented, restated or otherwise modified from time to time) that, among other matters, provides for the merger of Merger Sub with and into Change Healthcare, with Change Healthcare being the surviving entity as a wholly owned subsidiary of UnitedHealth (the “Merger”).

Upon consummation of the Merger, which shall constitute a Change of Control of Change Healthcare under the Applicable TRAs, the parties hereby agree, solely on behalf of themselves and no other persons, that Change Healthcare will, in accordance with Section 7.13(d) of the Merger Agreement, terminate each Applicable TRA and make the Early Termination Payment with respect to each Applicable TRA pursuant to Article IV of each such Applicable TRA. The parties hereby agree, solely on behalf of themselves and no other persons, that the amount of the Early Termination Payment in connection with the Merger with respect to each Applicable TRA will vary depending on the timing of the consummation of the Merger and will be calculated pursuant to the terms of such Applicable TRA, which the parties agree, solely on behalf of themselves and no other persons, will be in accordance with the methodology in the illustrative calculation attached hereto as Annex I and the discount rate using the Change of Control Termination Rate (which the undersigned, solely on behalf of itself and no other persons, has determined is the correct discount rate for the calculation of the Early Termination Payment pursuant to the terms of the Applicable TRAs).

With respect to the 2011 TRAs, the parties agree, solely on behalf of themselves and no other persons, that the Early Termination Payment under such 2011 TRAs will be in accordance with the terms of such 2011 TRAs, determined assuming that (i) the payment due with respect to any taxable year would be made on the due date (determined without regard to any available extension) for filing Change Healthcare’s U.S. federal income tax return for such taxable year, (ii) any additional amount of depreciable or amortizable basis created as a result of any such payment shall begin to depreciate or amortize as of such due date, and (iii) any interest deemed paid as a result of such payment shall be deductible as of such due date.

With respect to the 2017 TRA, the parties agree, solely on behalf of themselves and no other persons, that to the extent that the aggregate payments made under the 2017 TRA exceed the value that was assigned to the 2017 TRA at the time of the distribution of the 2017 TRA, in accordance with the terms of such 2017 TRA, such excess shall be deductible by Change Healthcare and such deductions shall result in additional payments under the 2017 TRA. The agreed net operating loss schedule is attached hereto as Annex II.

Other than the Applicable TRAs, Beagle Parent LLC and its Affiliates are not a party to or bound by any Tax sharing agreement or similar arrangement with respect to Taxes relating to, with respect to or involving Change Healthcare or any of its Affiliates.

The parties agree, solely on behalf of themselves and no other persons, that, notwithstanding anything to the contrary contained in the Applicable TRAs and without any further action on the part of any person, upon payment of the Early Termination Payment pursuant to the terms of the Applicable TRAs and this acknowledgment, each Applicable TRA shall be irrevocably terminated in its entirety and shall be of no further force or effect, and thereafter no party shall have any further obligations or rights under the Applicable TRAs.

In addition to this acknowledgement and agreement, prior to the consummation of the Merger, the parties shall agree and enter into one or more customary termination agreements in connection with the termination of each Applicable TRA consistent with the terms hereof which shall provide, among other matters, for customary waivers under the Applicable TRAs in connection with and upon payment of the Early Termination Payment with respect to each Applicable TRA.

This agreement and acknowledgment shall terminate upon the valid termination of the Merger Agreement.

If the foregoing meets with your understanding, please execute and return the acknowledgement and agreement below.

Very truly yours,

CHANGE HEALTHCARE INC.

By:	/s/ Neil de Crescenzo
Name: Neil de Crescenzo
Title: President and Chief Executive Officer

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Richard J. Mattera
Name: Richard J. Mattera
Title: Chief Development Officer

[Signature Page to Certain Tax Receivable Agreements Acknowledgment and Termination Agreement]

Acknowledged and agreed as of the date first written above.

Blackstone Capital Partners VI L.P. By: Blackstone Management Associates VI L.L.C., its general partner By: BMA VI L.L.C., its sole member

By:	/s/ Neil P. Simpkins
Name: Neil P. Simpkins
Title: Senior Managing Director

Blackstone Capital Partners VI ITR L.P. By: Blackstone Management Associates VI L.L.C., its general partner By: BMA VI L.L.C., its sole member

By:	/s/ Neil P. Simpkins
Name: Neil P. Simpkins
Title: Senior Managing Director

Blackstone Family Investment Partnership VI - ESC L.P. By: BCP VI Side-by-Side GP L.L.C., its general partner

By:	/s/ Neil P. Simpkins
Name: Neil P. Simpkins
Title: Senior Managing Director

Blackstone Family Investment Partnership VI L.P. By: BCP VI Side-by-Side GP L.L.C., its general partner

By:	/s/ Neil P. Simpkins
Name: Neil P. Simpkins
Title: Senior Managing Director

Blackstone Eagle Principal Transaction Partners L.P. By: Blackstone Management Associates VI L.L.C., its general partner By: BMA VI L.L.C., its sole member

By:	/s/ Neil P. Simpkins
Name: Neil P. Simpkins
Title: Senior Managing Director

Blackstone Eagle Principal Transaction Partners ITR L.P. By: Blackstone Management Associates VI L.L.C., its general partner By: BMA VI L.L.C., its sole member

By:	/s/ Neil P. Simpkins
Name: Neil P. Simpkins
Title: Senior Managing Director

Beagle Parent LLC

By:	/s/ Neil P. Simpkins
Name: Neil P. Simpkins
Title: President

[Signature Page to Certain Tax Receivable Agreements Acknowledgment and Termination Agreement]

Annex I

Amortization Schedule

[Attached]

Annex II

Net Operating Loss Schedule

[Attached]